Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FULL YEAR 2010

•	2010 revenues of $286.2 million
•	2010 net income of $51.7 million, or $1.63 per share, representing ninth consecutive year of profitability
•	2010 cash, investments and accounts receivable balance of $210.4 million
•	2011 forecast reaffirmed: total revenues of $320 to $340 million and net income of
$35 to $45 million

ROCKVILLE, MD, March 10, 2011—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the full year ended December 31, 2010.

Total revenues for 2010 were $286.2 million as compared to $234.8 million in 2009, and net income was $51.7 million, or $1.63 per basic share, as compared to $31.1 million, or $1.02 per basic share, in 2009.

For the fourth quarter 2010, total revenues were $103.2 million as compared to $53.8 million in 2009, and net income was $26.2 million, or $0.78 per basic share, as compared to $4.2 million, or $0.14 per basic share, in 2009.

R. Don Elsey, chief financial officer of Emergent BioSolutions, stated, “Our 2010 financial performance reflects our continued success in growing revenue from the sale of BioThrax® and government development contracts, as well as from development collaborations with our large pharma partners.  We achieved this revenue growth while closely managing our overall expenditures even as we continued to advance our pipeline of vaccines and therapeutics targeting key disease areas.  We expect to continue our growth in 2011, as evidenced by our reaffirmed 2011 forecast of total revenues of $320 to $340 million and net income of $35 to $45 million.”

2010 Key Operational Accomplishments

•
Acquired Trubion Pharmaceuticals, Inc. for a total consideration of up to $131.6 million, including  $92.9 million in upfront cash and stock and up to $38.7 million of success-based milestones, payable between October 2010 and October 2013;

•
Secured a BARDA development contract, valued at up to $107.0 million, to fund qualification, validation and licensure of Building 55 in order to manufacture BioThrax® (Anthrax Vaccine Adsorbed) at large-scale;

•	Secured a BARDA development contract, valued at up to $186.6 million, to fund development of our rPA vaccine candidate PreviThraxTM (Recombinant Protective Antigen Anthrax Vaccine, Purified);

•
Secured a NIAID development contract, valued at up to $28.7 million, to fund further development of NuThraxTM (Anthrax Vaccine Adsorbed with CPG 7909 Adjuvant), the second contract award for this vaccine candidate;

•
Launched Singapore operations and formed EPIC Bio, Pte. Ltd., a joint venture with Temasek Life Sciences Ventures Pte. Ltd., to develop, manufacture, and commercialize pre-pandemic influenza vaccines and therapeutics;

•	Obtained Fast Track designation and Orphan Drug status from FDA for ThravixaTM (Fully Human Anthrax Monoclonal Antibody);

•	Initiated a Phase 1 clinical study for Thravixa;

•	Initiated a Phase 1 clinical study for NuThrax; and

•
Expanded the Board of Directors with the appointment of John E. Niederhuber, M.D., former Director, The National Cancer Institute (NCI), and Marvin White, Chief Financial Officer, St. Vincent Health and former Chief Financial Officer, LillyUSA.

2010 Key Financial Results

Product Sales
For 2010, product sales were $251.4 million, an increase of $34.2 million, or 16 percent, from $217.2 million for 2009.  This increase was primarily due to a 15 percent increase in the number of doses of BioThrax delivered.  Product sales revenues for 2010 consisted of BioThrax sales to CDC of $248.5 million and aggregate international and other sales of $2.9 million.

Contracts and Grants Revenues
For 2010, contracts and grants revenues were $34.8 million, an increase of $17.2 million, or 98 percent, from $17.6 million for 2009.  The increase was primarily due to revenues from our recently awarded contracts with BARDA and NIAID and our collaboration with Abbott Laboratories.

Cost of Product Sales
For 2010, cost of product sales was $47.1 million, an increase of $0.9 million, or 2 percent, from $46.3 million for 2009.  This increase was primarily attributable to the 15 percent increase in BioThrax doses sold, substantially offset by a decrease in cost per dose sold associated with increased production yield in the period during which the doses sold were produced.

Research and Development
For 2010, research and development expenses were $89.3 million, an increase of $14.7 million, or 20 percent, from $74.6 million for 2009.  This increase reflects higher contract service and personnel costs, and includes increased expenses of $7.7 million on product candidates associated with our BioDefense Division and increased expenses of $6.9 million on product candidates and technology platform development activities associated with our BioSciences Division.

Selling, General and Administrative
For 2010, selling, general and administrative expenses were $76.2 million, an increase of $2.4 million, or 3 percent, from $73.8 million for 2009.  This increase is primarily due to increased personnel and professional services to support the business.

Financial Condition and Liquidity
Cash and cash equivalents combined with investments at December 31, 2010 was $171.0 million compared to $102.9 million at December 31, 2009.  Additionally, at December 31, 2010, the accounts receivable balance was $39.3 million, which is comprised primarily of unpaid amounts due related to shipments of BioThrax received and accepted by the US government in the fourth quarter of 2010.

2011 Forecast
For 2011, the company is reaffirming its financial forecast of total revenues of $320 to $340 million and net income of $35 to $45 million.

2011 total revenue is expected to be driven by, among other things:

•	the continuation of deliveries of BioThrax under the current multi-year procurement contract with CDC;

•	additional deliveries of BioThrax under a follow-on, multi-year procurement contract with CDC, anticipated to begin deliveries in 4Q 2011;

•
a significant increase in contracts and grants revenue based primarily on development contracts already in place that are funding the validation and qualification of manufacturing of BioThrax in the company’s large-scale facility and the further development of our rPA vaccine candidate PreviThrax; and

•
collaboration and milestone revenues associated with achievement of clinical development milestones related to the company’s oncology product candidate, which is under an existing co-development agreement with Abbott, and the company’s autoimmune product candidate, which is being developed by Pfizer under a license agreement from the company.

Conference Call and Webcast
Company management will host a conference call at 5:00 pm Eastern on March 10, 2011 to discuss the financial results for the fourth quarter and full twelve months of 2010, recent business developments and the forecast for 2011.  The conference call will be accessible by dialing 888/713-4205 or 617/213-4862 (international) and providing passcode 91804244.  A webcast of the conference call will be accessible from the company’s website at www.emergentbiosolutions.com, under “Investors”.

A replay of the conference call will be accessible, approximately two hours following the conclusion of the call, by dialing 888/286-8010 or 617/801-6888 and using the passcode 77289976.  The replay will be available through March 24, 2011.  The webcast will be archived on the company’s website, www.emergentbiosolutions.com, under “Investors”.

About Emergent BioSolutions Inc.
Emergent BioSolutions protects and enhances life by developing and manufacturing vaccines and therapeutics that are supplied to healthcare providers and purchasers for use in preventing and treating disease.  Emergent’s marketed and investigational products target infectious diseases, oncology and autoimmune disorders.  Additional information may be found at www.emergentbiosolutions.com.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including any potential future securities offering, our estimates of preliminary results for 2010, and our expected revenue growth and net earnings for 2011, and any other statements containing the words "believes", "expects", "anticipates", "plans", "estimates" and similar expressions, are forward-looking statements. There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to obtain new BioThrax® sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax®; our ability to perform under our current development contracts with the U.S. government; our plans to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance of our products and product candidates; the success of preclinical studies and clinical trials of our product candidates and post-approval clinical utility of our products; the potential benefits of our existing collaborations and our ability to selectively enter into additional collaborative arrangements; ongoing and planned development programs, preclinical studies and clinical trials; and other factors identified in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and subsequent reports filed with the SEC. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$169,019	$102,924
Investments	2,029	-
Accounts receivable	39,326	54,872
Inventories	12,722	13,521
Note receivable	-	10,000
Deferred tax assets, net	2,638	1,870
Income tax receivable, net	8,728	2,574
Restricted cash	217	215
Prepaid expenses and other current assets	8,814	7,838
Total current assets	243,493	193,814

Property, plant and equipment, net	152,701	131,834
In-process research and development	51,400	-
Goodwill	5,029	-
Assets held for sale	12,741	13,960
Deferred tax assets, net	33,757	3,894
Other assets	1,198	1,187

Total assets	$500,319	$344,689

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,409	$17,159
Accrued expenses and other current liabilities	1,309	1,570
Accrued compensation	23,975	14,926
Indebtedness under line of credit	-	15,000
Long-term indebtedness, current portion	17,187	5,791
Deferred revenue, current portion	7,839	255
Total current liabilities	75,719	54,701

Long-term indebtedness, net of current portion	30,239	44,927
Deferred revenue, net of current portion	4,386	-
Contingent value right	14,532	-
Other liabilities	1,882	1,246
Total liabilities	126,758	100,874

Commitments and contingencies	-	-

Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2010 and 2009, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 35,011,423 and 30,831,360 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	35	31
Additional paid-in capital	197,689	120,492
Accumulated other comprehensive loss	(2,110)	(1,476)
Retained earnings	173,850	122,152
Total Emergent BioSolutions Inc. stockholders’ equity	369,464	241,199
Noncontrolling interest in subsidiary	4,097	2,616
Total stockholders’ equity	373,561	243,815
Total liabilities and stockholders’ equity	$500,319	$344,689

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	December 31,
	2010	2009
	(Unaudited)
Revenues:
Product sales	$89,390	$47,160
Contracts and grants	13,857	6,644
Total revenues	103,247	53,804

Operating expenses:
Cost of product sales	16,998	11,782
Research and development	29,615	19,226
Selling, general and administrative	21,671	18,671
Income from operations	34,963	4,125

Other income (expense):
Interest income	31	387
Interest expense	-	7
Other income (expense), net	(12)	(22)
Total other income (expense)	19	372

Income before provision for income taxes	34,982	4,497
Provision for income taxes	11,094	836
Net income	23,888	3,661
Net loss attributable to noncontrolling interest	2,359	573
Net income attributable to Emergent BioSolutions Inc.	$26,247	$4,234

Earnings per share - basic	$0.78	$0.14
Earnings per share - diluted	$0.76	$0.13

Weighted-average number of shares - basic	33,823	30,808
Weighted-average number of shares - diluted	34,685	31,555

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)

	Twelve Months Ended
	December 31,
	2010	2009

Revenues:
Product sales	$251,381	$217,172
Contracts and grants	34,790	17,614
Total revenues	286,171	234,786

Operating expenses:
Cost of product sales	47,114	46,262
Research and development	89,295	74,588
Selling, general and administrative	76,205	73,786
Income from operations	73,557	40,150

Other income (expense):
Interest income	832	1,418
Interest expense	-	(7)
Other income (expense), net	(1,023)	(50)
Total other income (expense)	(191)	1,361

Income before provision for income taxes	73,366	41,511
Provision for income taxes	26,182	14,966
Net income	47,184	26,545
Net loss attributable to noncontrolling interest	4,514	4,599
Net income attributable to Emergent BioSolutions Inc.	$51,698	$31,144

Earnings per share - basic	$1.63	$1.02
Earnings per share - diluted	$1.59	$0.99

Weighted-average number of shares - basic	31,782	30,444
Weighted-average number of shares - diluted	32,540	31,375

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
	Twelve Months Ended
	December 31,
	2010	2009

Cash flows from operating activities:
Net income	$47,184	$26,545
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation expense	7,063	5,007
Depreciation and amortization	5,990	4,999
Deferred income taxes	10,929	7,604
Non-cash development expenses from joint venture	5,995	7,215
(Gain) Loss on disposal of property and equipment	(38)	61
Provision for impairment of long-lived assets	1,218	7,328
Provision for impairment of accrued interest on note receivable	1,032	-
Excess tax benefits from stock-based compensation	(1,700)	(1,852)
Changes in operating assets and liabilities:
Accounts receivable	19,094	(30,017)
Inventories	799	6,207
Income taxes	(6,154)	(3,525)
Prepaid expenses and other assets	(653)	(1,230)
Accounts payable	3,623	(1,334)
Accrued compensation	6,207	3,546
Accrued expenses and other liabilities	(223)	(66)
Deferred revenue	(823)	23
Net cash provided by operating activities	99,543	30,511
Cash flows from investing activities:
Purchases of property, plant and equipment	(22,101)	(33,287)
Acquisition of Trubion Pharmaceuticals, Inc., net of cash acquired	(17,873)	-
Proceed from the sale of investments	6,518	-
Repayment of note receivable	10,000	-
Net cash used in investing activities	(23,456)	(33,287)
Cash flows from financing activities:
Restricted cash deposit	(2)	(7)
Proceeds from borrowings on long-term indebtedness and line of credit	15,000	57,183
Issuance of common stock subject to exercise of stock options	7,235	4,464
Principal payments on long-term indebtedness and line of credit	(33,291)	(48,648)
Excess tax benefits from stock-based compensation	1,700	1,852
Net cash provided by (used in) financing activities	(9,358)	14,844

Effect of exchange rate changes on cash and cash equivalents	(634)	(617)

Net increase in cash and cash equivalents	66,095	11,451
Cash and cash equivalents at beginning of period	102,924	91,473
Cash and cash equivalents at end of period	$169,019	$102,924